UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and

telephone number, including area code,

of registrant’s principal executive offices)

Not Applicable

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC

Hertz Global Holdings, Inc.	Warrants to purchase Common Stock Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $12.81 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC

The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In connection with the issuance on June 29, 2026 of $350,000,000 aggregate principal amount of 6.75% Exchangeable Senior First-Lien Secured PIK Notes due 2030 (the “Exchangeable Notes”) by The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc. (the “Company”) plus an additional $30,000,000 aggregate principal amount of Exchangeable Notes issued in connection with the initial purchasers of the Exchangeable Notes’ option to purchase additional Exchangeable Notes for settlement on July 10, 2026, the Company has notified the warrant agent that an anti-dilution provision in the agreement governing the Company’s public warrants requires that the exercise price and warrant number be adjusted. This resulted in the exercise price of the public warrants decreasing from $13.61 to $12.81. Effective concurrently with the change in exercise price, the number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) to which a holder of a public warrant is entitled upon exercise of a public warrant increased from 1.0140 shares of Common Stock to 1.0772 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ Scott M. Haralson
Name:	Scott M. Haralson
Title:	Executive Vice President and Chief Financial Officer

Date: July 23, 2026